ASSET PURCHASE AGREEMENT



                         ACTION DELIVERY SERVICE, INC.,
                               a Texas corporation

                        ACTION WAREHOUSE SERVICES, INC.,
                               a Texas corporation

                                       and

                           MR. and MRS. BOBBY R. ELLIS

                                     Sellers

                                       and

                          KNIGHT TRANSPORTATION, INC.,
                             an Arizona corporation

                                       and

                         KNIGHT ACQUISITION CORPORATION,
                             an Arizona corporation

                                      Buyer
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                                TABLE OF CONTENTS

                            ASSET PURCHASE AGREEMENT

RECITALS ....................................................................1
1. DEFINITIONS...............................................................1
   "Action" .................................................................1
   "Affiliate"...............................................................2
   "Affiliated Group"........................................................2
   "Buyer"  .................................................................2
   "Closing".................................................................2
   "Closing Date"............................................................2
   "COBRA"  .................................................................2
   "Code"   .................................................................2
   "Contracts"...............................................................2
   "Damages".................................................................2
   "Employee Benefit Plan"...................................................2
   "Employee Pension Benefit Plan"...........................................3
   "Employee Welfare Benefit Plan"...........................................3
   "ERISA"  .................................................................3
   "Financial Statement".....................................................3
   "GAAP"   .................................................................3
   "Governmental Entity".....................................................3
   "Indemnitee"..............................................................3
   "Intellectual Property"...................................................3
   "Intellectual Property Rights"............................................3
   "Knowledge"...............................................................4
   "Laws"   .................................................................4
   "Liability"...............................................................4
   "Lien"   .................................................................4
   "Material Adverse Environmental Effect"...................................4
   "Most Recent Financial Statements.........................................4
   "Most Recent Fiscal Month End"............................................4
   "Most Recent Fiscal Year End".............................................4
   "Multiemployer Plan"......................................................4
   "Operative Documents".....................................................4
   "Ordinary Course of Business".............................................5
   "Person" .................................................................5
   "Purchase Price"..........................................................5
   "Securities Exchange Act".................................................5
   "Security Interest".......................................................5
   "Subsidiary"..............................................................5
   "Seller" .................................................................5

   "Seller Share"............................................................5
   "Seller Stockholder"......................................................5
   "Tax"    .................................................................5
   "Tax Return"..............................................................5

2. PURCHASE AND SALE.........................................................6
   2.1  Sale of Assets.......................................................6
   2.2  Description of Assets................................................6
   2.3  Excluded Assets......................................................7
   2.4  Assumption of Liabilities............................................8
   2.5  Amount of Purchase Price.............................................8
   2.6  Adjustment to Purchase Price.........................................8
   2.7  Payment of the Purchase Price.......................................11
   2.8  Allocation of Purchase Price........................................11
   2.9  Tax Free Transaction................................................12

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER......................12
   3.1  Representations and Warranties......................................12
        3.1.1   Organization; Power.........................................12
        3.1.2   Seller's Stock..............................................12
        3.1.3   Corporate Authority.........................................12
        3.1.4   No Violation................................................13
        3.1.5   Ownership of Assets; Contracts..............................13
        3.1.6   Compliance with Law.........................................14
        3.1.7   Pending Changes.............................................14
        3.1.8   Licenses; Consents..........................................14
        3.1.9   Litigation..................................................14
        3.1.10  Labor.......................................................14
        3.1.11  Unemployment Contributions..................................15
        3.1.12  Salaries and Other Taxes....................................15
        3.1.13  Customer Complaints.........................................15
        3.1.14  Use and Occupancy of the Site...............................16
        3.1.15  Laws and Actions Affecting the Site.........................16
        3.1.16  Lease Matters...............................................16
        3.1.17  Material Information........................................16
        3.1.18  The Business................................................16
        3.1.19  Brokers.....................................................16
        3.1.20  No Undisclosed Liabilities..................................17
        3.1.21  Assumptions or Guaranties of Indebtedness...................17
        3.1.22  Principal Customers.........................................17
        3.1.23  Other Agreements of Directors, Officers, et seq.............17
        3.1.24  Absence of Defaults.........................................17
        3.1.25  Insurance...................................................18

        3.1.26  Personnel...................................................18
        3.1.27  Securities Law..............................................18
        3.1.28  Events Subsequent to Most Recent Fiscal Year End............19
        3.1.29  Tax Matters.................................................21
        3.1.30  Real Property...............................................22
        3.1.31  Powers of Attorney..........................................23
        3.1.32  Environmental Matters, Health and Safety....................23
        3.1.33  Financial Statements........................................26
        3.1.34  Year 2000 Compliance........................................26
        3.1.35  Disclosure..................................................26
   3.2  Covenants...........................................................27
        3.2.1   Additional Documents........................................27
        3.2.2   Unemployment Tax Certificate................................27
        3.2.3   Filing of Final Tax Returns.................................27
        3.2.4   Termination of Employees....................................27
        3.2.5   Non-Disclosure..............................................27
        3.2.6   Seller's Name...............................................28
        3.2.7   Franchise Tax Certificate...................................28
        3.2.8   Intellectual Property.......................................28
        3.2.9   Assignment of License and Permits...........................28
        3.2.10  Maintenance of Contracts....................................28
        3.2.11  Maintenance of Assets in Business...........................28
        3.2.12  Compliance With Law.........................................28
        3.2.13  Update and Completion of Exhibits...........................28
        3.2.14  No Further Negotiations.....................................29
        3.2.15  Access......................................................29
        3.2.16  Customer and Account Relations..............................29
        3.2.17  Payment of Taxes............................................29
        3.2.18  Tax Withholding Agreement...................................29
        3.2.19  Environmental Conditions....................................29
        3.2.20  Payroll.....................................................30
        3.2.21  Fence Repair................................................30
        3.2.22  Change of Name..............................................30
        3.2.23  Officer's Certificate.......................................30

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.......................31
   4.1  Representations and Warranties......................................31
        4.1.1   Organization; Power.........................................31
        4.1.2   Corporate Authority.........................................31
        4.1.3   No Violation................................................31
        4.1.4   Brokers.....................................................31
        4.1.5   Shares Received.............................................31

5.  CLOSING.................................................................32
    5.1 Closing.............................................................32
    5.2 Seller's Deliveries at Closing......................................32
    5.3 Buyer's Deliveries at Closing.......................................33

6.  CONDITIONS TO CLOSING...................................................34
    6.1 Conditions to Buyer's Obligation....................................34
        6.1.1   Representations and Warranties True.........................34
        6.1.2   Compliance With Covenants...................................34
        6.1.3   No Legal Proceedings........................................34
        6.1.4   Corporate Approvals.........................................34
        6.1.5   No Change In Business or Capital Structure..................34
        6.1.6   No Change In Liabilities....................................34
        6.1.7   Consulting Agreement........................................35
        6.1.8   Consents and Approvals......................................35
        6.1.9   No Defaults.................................................35
        6.1.10  No Dissenter's Rights.......................................35
        6.1.11  Deliveries..................................................35
        6.1.13  Satisfaction of Buyer with Customer Relations...............35
    6.2 Seller's Conditions to Closing......................................35
        6.2.1   Compliance With Covenants...................................35
        6.2.2   Representations and Warranties..............................35
        6.2.3   Corporate Approvals.........................................35
        6.2.4   Deliveries..................................................36
    6.3 Ellis as Consultant.................................................36
    6.4 Lease...............................................................36
    6.5 Exclusivity.........................................................36

7.  INDEMNIFICATION.........................................................36
    7.1 Indemnification by Seller and Ellis.................................36
    7.2 Indemnification by Buyer............................................37
    7.3 Procedures for Indemnification......................................37
    7.4 Certain Limitations.................................................40
    7.5 Termination of Indemnification Obligations..........................40
    7.6 Other Matters.......................................................40

8.  COVENANTS NOT TO COMPETE................................................41

9.  TERMINATION.............................................................43
    9.1 Termination of Agreement............................................43
    9.2 Effect of Termination...............................................44

10. CONFIDENTIALITY.........................................................44

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................44

12. MISCELLANEOUS...........................................................44
    12.1   Bulk Sales Law...................................................44
    12.2   Counterparts.....................................................44
    12.3   Notices..........................................................44
    12.4   Successors and Assigns...........................................45
    12.5   Execution of Documents...........................................45
    12.6   Time of Essence..................................................46
    12.7   Severability.....................................................46
    12.8   Waiver and Amendment.............................................46
    12.9   Remedies Cumulative..............................................46
    12.10  Entire Agreement.................................................46
    12.11  Attorneys' Fees..................................................46
    12.12  Fees and Expenses................................................46
    12.13  Terminology......................................................47
    12.14  Governing Law....................................................47
    12.15  Press Releases and Public Announcements..........................47
    12.16  No Third-Party Beneficiaries.....................................47
    12.17  Specific Performance.............................................47
    12.18  Construction.....................................................47

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into this 13th day of March, 1999, by and among KNIGHT TRANSPORTATION, INC., an Arizona corporation ("Knight"), KNIGHT ACQUISITION CORPORATION, an Arizona corporation ("Buyer"), ACTION DELIVERY SERVICES, INC., a Texas corporation ("ADS"), and ACTION
WAREHOUSE SERVICE, INC., a Texas corporation ("AWS") (ADS and AWS are hereinafter individually and collectively called "Seller"), and BOBBY R. ELLIS and FRANCES ELLIS, husband and wife ("Ellis").

RECITALS:

     A. Buyer is a wholly owned subsidiary of Knight;

     B. Seller is primarily engaged in the business of operating a trucking and transportation business (the "Business");

     C. Seller's principal place of business is located at Corsicana, Texas (the "Site"); and

     D. Seller desires to sell, and Buyer desires to buy, all of the assets, properties and rights used by Seller in connection with the Business, and to assume certain limited liabilities of Seller as more specifically provided herein. Buyer desires to purchase Seller's assets by delivering the common stock of Knight, par value $.001 per share (the "Common Stock"), in exchange for all of Seller's assets.

     E. To facilitate the sale, Seller desires to enter into a plan of reorganization pursuant to Section 368(a)(1)(C), 368(a)(2)(C) and 361 of the Internal Revenue Code (the "Code").

     NOW, THEREFORE, in consideration of the promises, agreements, representations, warranties, covenants and obligations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto understand and agree as follows:

AGREEMENT:

1. DEFINITIONS

     The capitalized terms set forth below shall have the meanings stated below, unless context requires otherwise.

     "Action" means any action, suit or proceeding at law or in equity, arbitration, investigation or governmental, administrative, regulatory or other proceeding by or before any arbitrator, court or other Governmental Entity.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Buyer" has the meaning set forth in the preface above.

     "Closing" has the meaning set forth in Section 5.1 below.

     "Closing Date" has the meaning set forth in Section 5.1 below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Codess. 4980B.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" means all written or oral license agreements, supply agreements, purchase orders, sales orders, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantee agreements, credit agreements, notes, mortgages, security agreements, financing leases, comfort letters, confidentiality agreements, joint venture agreements, partnership agreements, leases, open bids, powers of attorney and all other agreements, arrangements. understandings, contracts, memoranda of understanding, letters of intent and commitments, including. in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

     "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or un-matured. absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third-Party Claims, including, without limitation, the costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties recovered by a third party with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred in investigating, preparing or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions or other legal matters.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee  Pension  Benefit  Plan" has the  meaning  set forth in ERISA ss.
3(2).

     "Employee  Welfare  Benefit  Plan" has the  meaning  set forth in ERISA ss.
3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Statement" has the meaning set forth in Section 3.1.33 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Entity" means any federal, state or local government or any court, arbitration tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic, foreign or international.

     "Indemnitee" means any member of the Buyer Group or Seller Group (as such terms are defined in Section 7.1 and 7.2 respectively) who or which may seek indemnification pursuant to Article 7 of this Agreement.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all technologies, methods, processes, know-how, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Intellectual   Property   Rights"  means  all  rights  of  Seller  to  any
Intellectual Property and any rights specifically described in Section 2.2(c).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Laws" means all applicable laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Entities.

     "Liability" means any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

     "Lien" any reservation, restriction, right of way, charge, claim, community property interest, condition, equitable interest, easement, encumbrance, option, lien, pledge, charge, hypothecation, assignment, deposit arrangement, security interest (preference, priority or other security agreement or preferential arrangement of any kind), mortgage, deed of trust, retention of title agreement, right of first refusal, right of first offer, preemptive right, or other restriction or granting of any rights of any kind (including any restriction on, or right granted with respect to, the use, voting, transfer, receipt of income or exercise of any other attribute of ownership).

     "Material Adverse Environmental Effect" means, with reference to a breach of any representation, warranty or covenant of Section 3.1.32 by Seller or Ellis which requires an adjustment to the Purchase Price, a matter that alone or in the aggregate with any other matter described in Section 3.1.32 (whether or not material) results in an expense, liability or obligation to the Buyer or its Subsidiaries in excess of $50,000 (provided, however, that this limitation shall not affect Sellers' obligations to remediate any Environmental Condition under
Section 3.1.32 or 3.2.19).

     "Most  Recent  Financial  Statements"  has the meaning set forth in Section
3.1.33 below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 3.1.33 below.

     "Most Recent Fiscal Year End" shall mean December 31, 1998.

     "Multiemployer Plan" has the meaning set forth in ERISA ss. 3(37).

     "Operative Documents" means this Agreement and any other agreement, document, instrument or certificate executed and delivered by Seller, Ellis, Knight, their officers, employees, or agents or Buyer pursuant to this Agreement.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 2.5 below.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means (i) any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors; and (ii) any limited or general partnership which is 50 percent or more owned or controlled by a subsidiary of Seller or which a subsidiary of Seller has the power to vote more than 50 percent of the interests in such partnership.

     "Seller" has the meaning set forth in the preface above.

     "Seller Share" means any share of the common stock of Seller.

     "Seller Stockholder" means any Person who or which holds any Seller Shares.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, unclaimed property, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2. PURCHASE AND SALE

     2.1 Sale of Assets. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, good and marketable title to, and rightful possession of, all of Seller's right, title and interest in and to all of the properties, assets and rights of Seller constituting the Business or used therein of every kind, character and description, as further defined in Section 2.2 (other than the Excluded Assets, as defined in Section 2.3), whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located (which purchased assets are collectively referred to as the "Assets"), free and clear of any mortgages, pledges, liens, claims, security interests, encumbrances, judgments, restrictions, options, royalty obligations, leases, or charges of any kind (collectively, "Liens").

     2.2 Description of Assets. The Assets shall include, without limitation, all right, title and interest in and to all assets of every nature and description of Seller, all properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Business, except as otherwise expressly set forth in Section 2.3 hereof, including, but not limited to, the following assets:

          (a) all equipment (including, without limitation, tractors, trailers and computer equipment), inventory, investments, work in progress, machinery, tools, goods, supplies, vehicles, furniture, fixtures and other tangible personal property;

          (b) the names "Action Delivery Service, Inc." and "Action Warehouse Services, Inc.";

          (c) all rights to any Intellectual Property used or contemplated to be used in the Business, including, without limitation, all rights to the names, and all goodwill associated therewith, including all rights under and to the names and any trade marks and service marks associated with the Business or under which the Business has been conducted;

          (d) all information, files, records, correspondence, data, plans, contracts and recorded knowledge, including customer and supplier lists relating to the Assets and the Business;

          (e) all rights and entitlements under any written or oral contract, agreement, plans or specifications, instrument, registration, license, franchise, certificate of occupancy, or other document, commitment, arrangement, undertaking, practice, or authorization and any intangible property rights associated with or constituting a part of the Business (specifically excluding, however, any Employee Benefit Plan);

          (f) all customer contracts, including, without limitation, all rights and entitlements under or with respect to those contracts set forth in Exhibit 2.2(f) (the "Assigned Contracts");

          (g) all receivables due with respect to the Business;

          (h) all investments in equity securities and bonds of independent third parties;

          (i) all cash on hand as of the Closing Date, except any cash representing proceeds from overdrafts or proceeds to which any factor may be entitled;

          (j) the right to collect and retain all amounts under the Assigned Contracts;

          (k) all rights or choses-in-action arising out of occurrences before or after the Closing, including, without limitation, all rights under express or implied warranties in favor of Seller, if any, relating to the Assets and the Business;

          (l) all goodwill, if any, associated with the Assets and the Business;

          (m) all prepaid expenses, unbilled costs and fees, and all warranty reserves; and

          (n) all licenses, permits, approvals or authorizations.

     2.3 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following (the "Excluded Assets"):

          (a) the Purchase Price to be paid to Seller pursuant to Section 2.5 of this Agreement;

          (b) corporate seals, certificates, articles of incorporation, bylaws, minute books, stock books, Tax Returns, books of account, and financial records of the Seller or any other documents or records which Seller is required by law to retain in its possession;

          (c) the rights to any of Seller's claims for any federal, state, land or foreign Tax refunds and the rights to deferred income taxes;

          (d) any Employee Benefit Plans and all amendments, documents and financial statements relating thereto; and

          (e) the proceeds of any claim under any insurance policy for any incident occurring on or prior to the Closing Date other than any claims with respect to an assumed Liability.

     2.4 Assumption of Liabilities. Except as specifically provided herein, Buyer assumes none of Seller's liabilities (including, without limitation, any employee claims, tort claims or any other liability of any type or nature), and Seller shall be solely responsible for the payment of such liabilities; such liabilities are hereinafter called the "Retained Liabilities."

          (a) Buyer hereby assumes and agrees to perform, pay and discharge all of Seller's obligations under the Assigned Contracts set forth in Exhibit 2.2(f).

          (b) Buyer also assumes and agrees to perform, pay and discharge those liabilities and obligations of Seller identified on Exhibit 2.4 hereto. The "liabilities" described in Section 2.4(a) and 2.4(b) are hereinafter collectively called the "Assumed Liabilities."

          (c) Except as expressly agreed to pursuant to this Section 2.4, Buyer does not assume or acquire, and shall not be liable for the Retained Liabilities, including, without limitation any other liabilities, obligations or debts of Seller, whether direct or indirect, asserted or unasserted, matured or unmatured, contingent or otherwise. Seller expressly agrees the Buyer does not assume any liability claim, damage, or expense arising from or in connection with the dual fatality involving Mr. Terry Wiloth occurring on June 24, 1998 outside of Alexandria, Louisiana (the "Tort Claim") and that any liability, claim, damages, or other obligations associated with such claims are part of the Retained Liabilities. The Retained Liabilities expressly excluded under the Tort Claim include, but are not limited to, (i) Civil Suit Number 12632 filed on July 16, 1998 in the 35th Judicial District Court for the Parish of Grant in the State of Louisiana by Gordon Vance Bradford, individually and on behalf of the minor, Vanessa Ryder; Bradley Ryder and Eric Ryder and the cross-claim filed thereunder by Ronnie Stroud, individually and on behalf of the minor, Amanda Stroud, naming ADS, Terry Wiloth, and ADS's commercial automobile liability and commercial excess umbrella liability insurers, among others, as defendants; and
(ii) Civil Suit No. 12723, filed on September 1, 1998 in the 35th Judicial District Court for the Parish of Grant in the State of Louisiana by Evie
Chadwick and the related cross-claim filed thereunder by Ronnie Stroud, individually and on behalf of the minor, Amanda Stroud, naming the same defendants.

     2.5 Amount of Purchase Price. Knight agrees to pay to Seller on the Closing Date (as defined below) a purchase price (the "Purchase Price") consisting of
(i) the Stock Consideration (as defined below), subject to the adjustments described herein, plus (ii) the assumption at Closing Date of the Assumed Liabilities as herein provided in consideration of the sale of the Assets and the covenants not to compete referred to in Article 8.

     2.6 Adjustment to Purchase Price.

          (a) The "Stock Consideration" shall equal that number of Knight shares ("Knight Shares") obtained by dividing $2,000,000.00 by the Average Price Per Share. The "Average Price Per Share" of Knight shares shall be the average closing price per common share of Knight stock as reported on the NASDAQ National Market for the five day week of trading ending Friday, February 5, 1999, which the Parties agree is $20.50 per share. In no event shall the Average

Price Per Share be less than $18.00 per share or more than $22.00 per share. The Purchase Price shall be adjusted as provided in this Section 2.6(a) and 2.6(b) below. The Purchase Price shall be reduced by (i) any decrease in the Assets of Seller, as reflected on Seller's Most Recent Fiscal Month-End Financial Statements, brought forward to the Closing Date (as contemplated by Section 2.6(b) below) from the Assets of Seller as shown on Seller's Most Recent Fiscal Year-End Financial Statements; (ii) any increase in the Assumed Liabilities over the amount of the Assumed Liabilities, accepted and assumed by Buyer on the Closing Date, as reflected in the Closing Balance Sheet pursuant to Section 2.6(b); and (iii) any Damages resulting from and any breach of any representation, warranty, or covenant of Seller set forth herein. The Purchase
Price shall be increased by (i) any increase in the Assets of Seller as reflected on Seller's Most Recent Month-End Financial Statements, brought forward to the Closing Date (as contemplated by Section 2.6(b) below) over the Assets reflected in Seller's Most Recent Year-End Financial Statements, and (ii) any decrease in the Assumed Liabilities below the amount established at the Closing Date as reflected in the Closing Balance Sheet pursuant to Section 2.6(b). For purposes of this Section 2.6(a), no positive or negative adjustment to the Purchase Price shall be made if the individual or aggregate amount of such adjustments do not equal or exceed the sum of $50,000 (provided that such $50,000 limitation shall not limit any obligation of Seller to effect any environmental remediation required by Section 3.1.32 or 3.2.19 hereof). The adjustments to the Purchase Price required by this Section shall be reflected in the Closing Balance Sheet prepared in accordance with Section 2.6(b) below.


          (b) Closing Balance Sheet.

               (i) Within five (5) business days after the Closing Date, Buyer will prepare and deliver to Seller a balance sheet of Seller (the "Closing Balance Sheet") setting forth Assets (other than Excluded Assets), liabilities (other than Retained Liabilities, which shall be excluded from the Closing Balance Sheet) and total shareholders' equity, in each case as of the Closing Date, and in accordance with GAAP applied on a basis consistent with the Financial Statements. Anything contained herein to the contrary notwithstanding,
(A) the amounts set forth on the Closing Balance Sheet will not reflect any purchase accounting adjustments as a result of the acquisition of the Assets or the assumption of the Assumed Liabilities by Buyer and (B) amounts for deferred income taxes will be excluded from the Closing Balance Sheet. The Closing
Balance Sheet shall take into account any positive or negative adjustments required under Section 2.6(a). The date on which the Balance Sheet is delivered to Seller is referred to herein as the "Delivery Date". Seller will assist Buyer in the preparation of the Closing Balance Sheet. Seller will cause Buyer to be provided with access at all reasonable times, following reasonable notice, to the personnel, properties, books and records necessary for such purposes.

               (ii) The Closing Balance Sheet will be deemed to be final, binding and conclusive (the "Final Closing Balance Sheet") for all purposes on the 10th business day after the Delivery Date unless Seller delivers to Buyer written notice of its disagreement (a "Notice of Disagreement") prior to such date specifying in reasonable detail the nature of Seller's objections to the Closing Balance Sheet. Buyer will cause its employees who are employees of the Business to assist Seller in the preparation of a Notice of Disagreement; provided such assistance will not interfere with the normal work duties of such employees. To be assertable in a Notice of Disagreement, an objection by Seller with respect to any individual item on the Closing Balance Sheet must assert that the Closing Balance Sheet was not prepared in accordance with the terms of Section 2.6(b)(i) with respect to such item and relate to an aggregate adjustment equal to or greater than $50,000 (provided that such $50,000 limitation shall not limit any obligation of Seller to effect any environmental remediation required by Section
3.1.32 or Section 3.2.19 hereof). A Notice of Disagreement may also allege that the Closing Balance Sheet contains mathematical errors. Seller hereby waives the right to assert any objection to the Closing Balance Sheet that is not asserted in a Notice of Disagreement delivered to Buyer within 10 business days after the Delivery Date. If a Notice of Disagreement is delivered to Buyer within such 10-day period, then the Closing Balance Sheet (as adjusted, if necessary) will be deemed to be the Final Closing Balance Sheet for all purposes on the earlier of (x) the date Buyer and Seller resolve in writing all differences they have with respect to the Closing Balance Sheet or (y) the date the disputed matters are resolved in writing by the Accounting Firm (as defined below). In the event that disputed matters are resolved by the Accounting Firm, the Final Closing Balance Sheet will consist of both the applicable amounts from the Closing Balance Sheet (or amounts otherwise agreed to in writing by Buyer and Seller) as to items that have not been submitted for resolution to the Accounting Firm, and the amounts determined by the Accounting Firm as to items that were submitted for resolution by the Accounting Firm.

               (iii) During the 10 business days following the delivery of a Notice of Disagreement, Buyer and Seller will seek in good faith to resolve any differences they may have with respect to matters specified in the Notice of Disagreement and such discussions will be deemed to be for settlement purposes and not disclosable in arbitration by the Accounting Firm described below. If, at the end of such 10-day period, Buyer and Seller have not reached agreement on such matters, Buyer will have an additional five (5) business days to advise Seller in writing of Buyer's position with respect to each of Seller's proposed adjustments that are in dispute ("Buyer's Letter"). Promptly following the delivery to Seller of Buyer's Letter, Buyer and Seller will jointly engage Arthur Andersen LLP ("Arthur Andersen") (or, if Arthur Andersen is unable or unwilling to act in such capacity, Deloitte and Touche, L.L.P. (the "Accounting Firm")) to resolve the matters which remain in dispute with respect to the Closing Balance Sheet. In connection with such engagement, each of Buyer and Seller agrees to execute, if requested by the Accounting Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Accounting Firm, Buyer or Seller will provide the Accounting Firm with a copy of this Agreement, the Closing Balance Sheet, the Notice of Disagreement and Buyer's Letter. The Accounting Firm will have the authority to request in writing such additional written submissions from either Buyer or Seller as it deems appropriate; provided, however, that a copy of any such submission will be provided to the other party at the same time as it is provided to the Accounting Firm. No party hereto will make (nor permit any of its subsidiaries or Affiliates to make) any additional submission to the Accounting Firm except in a report to such a written request by the Accounting Firm. No party hereto will communicate (nor permit any of its subsidiaries or Affiliates to communicate) with the Accounting Firm without providing the other party a reasonable opportunity to participate in such communication with the Accounting Firm (other than with respect to written submissions in response to the written request of the Accounting Firm). The Accounting Firm will have 20 business days to review the documents provided to it pursuant to this Section 2.6.(b)(iii). Within such 20-day period, the Accounting Firm will furnish simultaneously to both parties its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Accounting Firm will resolve the differences regarding the Closing Balance Sheet based solely on the information provided to the Accounting Firm by Buyer and Seller pursuant to the terms of this Agreement (and not independent review). The Accounting Firm's authority will be limited to resolving disputes with respect to whether the Closing Balance Sheet was prepared in accordance with Section 2.6(b)(i) with respect to the individual items on the Closing Balance Sheet in dispute (it being understood that the Accounting Firm will have no authority to make any adjustments to any financial statements or amounts other than the Closing Balance Sheet and amounts set forth therein that are in dispute). In resolving any disputed item, the Accounting Firm may not assign a value to such item greater than the greatest value for such item asserted by either party or less than the smallest value for such item asserted by either party. The decision of the Accounting Firm will be, for all purposes, conclusive, non-appealable, final and binding upon the parties hereto. The fees of the Accounting Firm will be borne by Buyer and Seller in the same proportion that the dollar amount of disputed items lost by a party bears to the total dollar amount in dispute resolved by the Accounting Firm. Each party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this Section 2.6(b).

          (c) Post-Closing Adjustment.

               (i) To the extent that there is any positive or negative adjustment to the Purchase Price as a result of the adjustments contemplated by this Section (taking into account the $50,000 adjustment limitation described herein), Seller shall pay Buyer or Buyer shall pay Seller in cash for the amount of the adjustment within 15 calendar days after Closing Balance Sheet has been determined to be final pursuant to Section 2.6(b).

               (ii) Any payment required under this 2.6(c) will bear interest from the Closing Date to the date of payment (calculated based on actual days elapsed in a 365-day year) at a rate per annum equal to 10 percent.

     2.7 Payment of the Purchase Price. Buyer shall deliver certificates evidencing the Stock Consideration on or before three (3) business days following the Closing Date.

     2.8 Allocation of Purchase Price. Buyer will, not later than 120 days after the Closing Date, prepare and deliver to Seller a schedule (the "Allocation Schedule") allocating the Purchase Price and the covenant not to compete contained in Article 8 among the Assets in accordance with Treas. Reg. 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. Buyer and Seller agree that fifty percent of the Purchase Price is allocable to the Assets sold by AWS and fifty percent to the Assets sold by ADS. Seller will have the right to raise reasonable objections to the Allocation Schedule within 20 days after its receipt thereof, in which event Seller, Seller and Buyer will negotiate in good faith to resolve such objections. If the parties have not resolved such objections within 60 days after the initiation of such attempts, such objections will be resolved by an arbitration to be conducted by the Accounting Firm, whose fees and expenses will be borne equally by Buyer and Seller. Buyer and Seller will be bound by the determination of the Accounting Firm rendered in such arbitration. Except to the extent otherwise required by applicable laws, Buyer and Seller will make all tax returns in a manner consistent with the Allocation Schedule (or, to the extent any objection shall have been made to the Allocation Schedule, in a manner consistent with the resolution of such objection by the parties or, if applicable, the Accounting Firm) and will not make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other tax audit.

     2.9 Tax Free Transaction. The parties anticipate that the transactions contemplated by this Agreement will qualify as a tax free or deferred asset acquisition under Internal Revenue Code ss.ss. 368(a)(1)(C) and 368(a)(2)(C); Seller, on or prior to the execution of this Agreement will have adopted a plan of reorganization pursuant to Sections 361 and 368(a)(1) of the Code. Neither Buyer nor Knight shall have any liability or obligation to Seller, or any of them, if the transactions contemplated by this Agreement do not qualify for tax free or tax deferred treatment under the Code.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     3.1 Representations and Warranties. Seller and Ellis jointly and severally covenant, represent and warrant the following to Buyer, except as otherwise disclosed in any Exhibits attached hereto (collectively, the Disclosure Statement), which Disclosure Statement shall specifically identify by Section the matter to which the exception applies, but shall not modify the representations and warranties set forth below, except as specifically stated below:

          3.1.1 Organization; Power. Sellers' corporate entities are duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to carry on its business as it is now conducted and to own the properties and assets it now owns and is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction. Seller has heretofore delivered to Buyer correct and complete copies of its Articles of Incorporation and Bylaws, as presently in effect. Seller has no Subsidiaries and no Affiliates other than its officers, directors and shareholders.

          3.1.2 Seller's Stock. Those Persons listed in Exhibit 3.1.2 constitute the only shareholders of Seller ("Shareholders"), and own the number and percentage of issued and outstanding shares of Seller shown on Exhibit 3.1.2. Seller's shares owned by the Shareholders are not subject to any liens, encumbrances or adverse claims of any kind or notion. At least 90% of Seller's shareholders irrevocably approved and consented to Seller entering into this Agreement.

          3.1.3 Corporate Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the other documents and instruments executed by Seller in connection herewith and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents and instruments executed by Seller in connection herewith, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by Seller's Board of Directors and shareholders and no further corporate action is necessary in connection therewith or in order to consummate the transactions contemplated by this Agreement. This Agreement and the other documents and instruments executed by Seller in connection herewith constitute valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          3.1.4 No Violation. Neither the execution and delivery of this Agreement by Seller or of the other documents and instruments executed by Seller in connection herewith, nor the performance by Seller of its respective obligations hereunder and thereunder, will (i) violate any provision of the Articles of Incorporation or Bylaws of Seller; (ii) violate, conflict with, constitute a default under, or permit the termination of any of the Assigned Contracts or any other right or obligation of Seller; (iii) require the consent of any governmental or regulatory authority or any other third party; (iv) result in the imposition of any lien or claim upon any of the Assets; or (v) violate any statute, law, regulation, rule, judgment, decree or order to which Seller or the Business or the Assets are subject.

          3.1.5 Ownership of Assets; Contracts.

               (a) Seller has good and marketable title to, and rightful possession of, all of the Assets, free and clear of any and all liens, mortgages, pledges, security interest, charges, claims, restrictions and other encumbrances or defects of title of any nature, or adverse claims.

               (b) Seller has performed in all material respects all obligations required to be performed by it pursuant to the Assigned Contracts and is not in default under any Assigned Contract or other contract. Seller has no outstanding monetary obligation under the Assigned Contracts, and there have been no prepayments or deposits out of the ordinary made under any of the Assigned Contracts. All of the Assigned Contracts are assignable to Buyer without the approval of the other party thereto.

               (c) Seller owns or possesses adequate permits, licenses or other rights to conduct business in each jurisdiction in which it now or has ever conducted business and possesses the right to use all trademarks, service marks, patents, trade names and copyrights that are utilized in the conduct of the Business, including the names under which the Sellers conduct the Business as it is presently conducted and any service marks or trade names associated therewith, and Seller has not received any notice of conflict with asserted rights of others.

               (d) None of the Intellectual Property Rights infringe upon or violate any patent, trademark, trade name, servicemark or copyright, and Seller has received no notice from any Person that Seller has violated or infringed upon any patent, trademark, tradename, servicemark, copyright or trade secret.

          3.1.6 Compliance with Law. The Business and operations of Seller have been and presently are in compliance with all applicable federal, state and local law, statutes, ordinances, codes, judgments, decrees, injunctions, orders, rules, regulations and rulings and all restrictive covenants pertaining to the Business and the Site.

          3.1.7 Pending Changes. To Seller's knowledge, there is no pending change in any rule or regulation or zoning ordinance, which, if adopted, would interfere with or have a material adverse effect on the operations of the Business or any of the Assets.

          3.1.8 Licenses; Consents. Seller has given all notices and obtained all licenses, permits, approvals, authorizations and consents required by federal, state or local laws, ordinances, codes, orders, rules or regulations for the lawful construction, use, operation and/or maintenance and for the conduct of the Business. All of such licenses, permits, approvals and authorizations may be applied for and obtained by Buyer on or after the date hereof without any requirement to cease or suspend any aspect of the Business and without incurring any Liability while the applications are pending. Seller shall cooperate fully with Buyer in connection with any such applications made after the Closing Date. Exhibit 3.1.8 accurately lists all licenses, permits, approvals and authorizations held or obtained by Seller in connection with the conduct of the Business and no other licenses, permits or approvals are necessary to conduct the Business. No consent, approval or authorization of, or filing, declaration or registration with, any governmental or regulatory authority or other third person is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the performance by Seller of its obligations hereunder.

          3.1.9 Litigation. Except as described in Exhibit 3.1.9, there is no suit, action, arbitration, administrative proceeding or other proceeding, at law or in equity of any nature, pending or threatened, against or affecting Seller or any of the Assets. Except as set forth in Exhibit 3.1.9, there are no judgments, orders or consent decrees to which Seller or its Business or Assets is subject.

          3.1.10 Labor. Exhibit 3.1.10 sets forth a list of the names, employment status, location of employment, and rates of compensation (including salaries, wages, commissions and bonuses) of all employees and all independent contractors of Seller, each separately identified. Except as specifically disclosed in Exhibit 3.1.10, the Seller does not have any written or oral contract of employment with any of its respective employees, none is a party to or subject to any collective bargaining agreement with Seller, and none has been a party or subject to any collective bargaining agreement with Seller during the last five (5) years. Seller has provided, as part of Exhibit 3.1.10, copies of all agreements with any independent contractors. All such contracts are terminable at will by Seller or, with respect to independent contractors, upon 90 days written notice. Seller is not a party to any pending or threatened labor dispute and none has been the subject of any attempt to unionize its employees. Seller has not experienced any actual or threatened employee strike, or employee related work stoppage, slowdown or lockout. Except for the non-compliance specifically disclosed in Exhibit 3.1.10, Seller has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, laws governing wages and hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and equal employment opportunity, advancement of minorities and women, or discrimination based on age or disability. Seller is not liable for any wage or any tax arrearages or any penalties or assessments for failure to pay timely taxes or wages or to comply with any employment related laws. At the Closing Date, the employees of Seller will be terminable at will. Seller has not received notice from any employee listed on Exhibit 3.1.10 that such employee is terminating or intends to terminate employment with Seller. Seller has not received notice that any employee who is a key employee or critical to any operations of Seller is terminating or intends to terminate his or her employment. There are no pending or threatened actions, proceedings, or claims against Seller involving allegations of unlawful employment discrimination or unlawful employment practices of any type, including, without limitation, violation of any employee health, safety or payment laws. Except as specifically disclosed in on Exhibit 3.1.10, Seller have not received written notice of any employee complaints or grievances or any alleged violations of any labor, wage or employment laws, including the Age Discrimination in Employment Act, Occupational Health and Safety Act, Title VII of the Civil Rights Act, Fair Labor Standards Act, any Civil Rights Act adopted by the State of Texas, Americans With Disabilities Act, and Family Medical Leave Act, as each is amended, from time to time. Except as disclosed in Section 3.1.10, there are no pension, profit-sharing, retirement or other Employee Benefit Plans maintained by Seller with respect to the Business or with respect to which Seller is obligated to fund or make any payments.

          3.1.11 Unemployment Contributions. Except for those amounts due for the first quarter of 1999, Seller has paid all contributions required to be paid by Seller to any unemployment compensation fund or other fund to which Seller is required to contribute under the laws of the State of Texas with respect to periods through and including the date hereof. Seller and Ellis agree to pay all unemployment contributions that may be due for the first quarter of 1999, and Buyer does not assume or agree to pay any such contributions.

          3.1.12 Salaries and Other Taxes. Except for accrued vacation time compensation, Seller has paid all wages, salaries, bonuses and commissions for the period through March 12, 1999 to employees of Seller, and has withheld and paid over to the proper Tax authorities all Taxes (including, without limitation, state and federal income tax, Federal Insurance Contribution Act ("FICA") taxes, Federal unemployment tax, state unemployment tax, and franchise taxes) required to be withheld or paid.

          3.1.13 Customer Complaints. There are no customer complaints regarding on-time delivery, or damaged goods of any kind or nature, and no oral or written claims of any nature, pending or threatened, regarding Seller's Business.

          3.1.14 Use and Occupancy of the Site. To Sellers' knowledge, neither the use nor the occupancy of the Site on which the business is located is in violation of any building, zoning, flood plain, environmental, or land use ordinance, code, law, rule or regulation or of any recorded restriction. The Site is in compliance with any applicable environmental laws and Seller has no notice that any governmental body or other Persons or entity is asserting any violation of any such ordinance, code, law, rule, regulation or restriction or requiring or calling attention to the need for any work, repairs, construction, alterations, installation or remediation on or in connection with the Site which has not been complied with prior to the date hereof.

          3.1.15 Laws and Actions Affecting the Site. There are no pending or threatened actions or proceedings in eminent domain affecting the Site or any part thereof, or any pending or threatened actions relating to any change of the present zoning, building or other land use laws, rules, regulations or ordinances or recorded restrictions that would affect the use of the Site for a trucking operation.

          3.1.16 Lease Matters. A copy of each lease to which Seller is subject or by which it is bound is set forth at Exhibit 3.1.16.

          3.1.17 Material Information. Neither any financial statements or any other information provided to Buyer by Seller with respect to the Business or the Assets, nor this Agreement (including the Exhibits hereto), nor any certificate or other information or document furnished or to be furnished by or on behalf of Seller to Buyer or its representatives, contains or will contain any untrue statement of a material fact relating to Seller, its financial or business condition, the Business, the Assets, or the liabilities or omits or will omit to state a material fact relating to Seller, its financial or business condition, the Business, the Assets, or the liabilities required to be stated herein or therein or necessary to make the statement herein or therein not misleading. Seller and Ellis have disclosed to Buyer in writing all material information relating to the Business, the Assets, the Assumed Liabilities and the Retained Liabilities. Seller understands and agrees that Buyer has relied on and is entitled to rely upon Seller's representation and warranties set forth herein, and Buyer's due diligence shall not be deemed to limit or modify any representation or warranty set forth herein.

          3.1.18  The  Business.  As of the  Closing,  the  Assets  are in  good operating condition and repair, reasonable wear and tear excepted, and constitute all of the assets, properties and rights, tangible or intangible, utilized by Seller and necessary to operate the Business as it is presently constituted. Seller knows of no defect, flaw or impairment in any of the Assets subject to this Agreement which Seller has not disclosed to Buyer.

          3.1.19 Brokers. All negotiations relative to this Agreement have been carried on by Seller and its legal counsel directly, without the intervention of any agent, finder or broker, and no finder's or broker's fee or commission is payable to any Person as a result of Seller's actions with respect to the transactions contemplated hereby.

          3.1.20 No Undisclosed Liabilities. There are no liabilities of Seller of any kind, except for those incurred in the ordinary course of business, that are not disclosed in this Agreement. There is no fact known to Seller which adversely affects or to Seller's Knowledge, may in the future (so far as can now reasonably be foreseen) adversely affect the business, properties, operations or condition (financial or otherwise) of Seller or the Assets or the Business, which has not been specifically disclosed in this Agreement or in an exhibit or schedule delivered to Buyer pursuant to this Agreement.

          3.1.21 Assumptions or Guaranties of Indebtedness. Seller is not directly or contingently liable on any indebtedness of any Person or entity (including without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in or otherwise to assure any Person or entity against loss) whether as a result of the assumption, guaranty or endorsement of any debt or otherwise.

          3.1.22 Principal Customers. Set forth in Exhibit 3.1.22(a), which has been delivered to Buyer, is a list of the names and addresses of all customers of Seller as of February 28, 1999, and except as set forth in Exhibit 3.1.22(b), no oral or written threat to Seller or to any officer or director of Seller has been made to cancel or terminate any relationship with Seller, and Seller has had no material loss of customers since February 28, 1999. Except as set forth in Exhibit 3.1.22(b), no party to any such agreement has decreased materially, or made any oral or written threat to Seller to decrease materially, its purchase of Seller's transportation services as compared with such purchases during the twelve (12) month period ended on the Closing Date.

          3.1.23 Other Agreements of Directors, Officers, et seq. No key employee of Seller is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (whether imposed by contract, court order or otherwise), particularly, but without limitation in connection with any previous employment of any such Person, which materially and adversely affects the business or operations of Seller or the right of any such Person to participate in the affairs of Seller.

          3.1.24 Absence of Defaults. Except as set forth in Exhibit 3.1.24, neither Seller nor any third party, is in default under or in violation of any contract, agreement, lease, instrument, commitment or document (including, without limitation, the Assigned Contracts) by which Seller is or any of its properties or assets are bound, nor is there any event or events, circumstance or circumstances, which, but for the service of notice or the lapse of time or both, would become such a default or violation. Except as set forth in Exhibit 3.1.24, Seller and all third parties, are in full compliance with all of such contracts, agreements, leases, instruments, commitments and documents (including, without limitation, the Assigned contracts), and they are (and upon assignment to Buyer of the Assigned Contracts, all Assigned Contracts will continue to be) legal, valid and binding obligations enforceable in accordance with their terms, subject to no claims, counterclaims or offsets. Seller enjoys quiet possession of all of its leaseholds, personal and real. None of the Assigned Contracts are subject to the contractual right of a third party to renegotiate such Assigned Contract, or to redetermine price in less than 30 days with notice.

          3.1.25 Insurance. Exhibit 3.1.25 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 7 years:

               (a) the name, address, and telephone number of the agent;

               (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (c) the policy number and the period of coverage;

               (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Seller has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Exhibit 3.1.25 describes any self-insurance arrangements affecting Seller, and Seller's trailers are self-insured.

               3.1.26 Personnel. Exhibit 3.1.10 contains a true and correct list of all employees to whom Seller is paying compensation. Seller has delivered to Buyer a true and correct list of employees that identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

               3.1.27 Securities Law. To the best of Seller's knowledge, neither this Agreement nor any of the transactions contemplated hereby require qualification or filing with, notice to or any authorization, consent or approval of the Securities Commissioner of the State of Texas, the federal Securities and Exchange Commission, or the comparable regulatory body of any other state or jurisdiction.

               3.1.28 Events Subsequent to Most Recent Fiscal Year End. Since the most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of Seller. Without limiting the generality of the foregoing, since that date:

                    (a) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                    (b) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                    (c) no party (including Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 individually or $10,000 in the aggregate to which Seller is a party or by which it is bound;

                    (d) Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                    (e) Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

                    (f) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

                    (g) Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $10,000 in the aggregate;

                    (h) Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                    (i)  Seller  has  not  canceled,  compromised,   waived,  or
released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                    (j) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                    (k) there has been no change made or authorized in the charter or bylaws of Seller;

                    (l) Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                    (m) Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                    (n) Seller has not has experienced any damage, destruction, or loss to its property that is not covered by insurance and Seller has assigned any insurance proceeds to Buyer;

                    (o) Seller has not has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (p) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                    (q) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (r) Seller has not has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                    (s) Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (t) Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                    (u) Except for the repayment of notes payable to Ellis by both ADS and AWS of $131,500 and $40,566.64 respectively, during 1999, Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                    (v) There has been no material adverse change in Seller's Assets; none of the Assigned Contracts has been terminated or canceled and no customer of the Company has terminated or canceled any agreements or shipping arrangements with the Seller;

                    (w) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Seller; and

                    (x) Seller has not has committed to any of the foregoing.

               3.1.29 Tax Matters.

                    (a) Seller has filed all Tax Returns that it is or has been required by law to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller will timely file any Tax Returns due. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                    (c) No Seller who is a director of ADS or AWS ("Seller Stockholder") or a director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which any of Seller Stockholders and the directors and officers (and employees responsible for Tax matters) of Seller has Knowledge based upon personal contact with any agent of such authority. Exhibit 3.1.29 lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after December, 1995, indicates those Tax Returns that have been audited by any tax authority, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Seller since January 1, 1995.

                    (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (e) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code ss.280G. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Seller is not a party to any Tax allocation or sharing agreement.

Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no Liability for the Taxes of any Person (other than any of Seller) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               3.1.30 Real Property. Seller owns no real property and, other than the leased property described in Exhibit 3.1.30(b), Seller owns and holds no interest in any real property.

                    (a) Exhibit 3.1.30 lists and describes all real property leased or subleased to Seller. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Exhibit 3.1.30 (as amended to date). With respect to each lease and sublease listed in Exhibit 3.1.30:

                    (1)  the  lease  or  sublease  is  legal,  valid,   binding,
               enforceable, and in full force and effect;

                    (2) the lease or sublease will continue to be legal,  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                    (3) no  party to the  lease  or  sublease  is in  breach  or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (4) no party to the lease or  sublease  has  repudiated  any provision thereof;

                    (5) there are no disputes,  oral agreements,  or forbearance programs in effect as to the lease or sublease;

                    (6)  Seller  has  not   assigned,   transferred,   conveyed,
               mortgaged, deeded in trust, or encumbered any interest in the leasehold or sublease hold;

                    (7) all facilities leased or subleased thereunder, to Seller's knowledge, have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                    (8) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               3.1.31 Powers of Attorney. Exhibit 3.1.31 lists all outstanding powers of attorney executed on behalf of Seller.

               3.1.32 Environmental Matters, Health and Safety.

                    (a) Definitions. The following definitions shall apply for purposes of this Section 3.1.32:

                    (1) "Environmental Conditions" means environmental circumstances with respect to soil, surface waters, groundwaters, stream sediment, air and similar environmental media, both on-site and off-site of the real property, either owned or leased by Seller or on which it (or any predecessor) operates or has operated its business (the "Premises"), that could require remedial action and/or that may result in claims and/or demands by and/or liabilities to third parties, including, but not limited to governmental entities. Environmental Conditions shall include, but are not limited to, those discovered before or after the Closing Date.

                    (2) "Environmental  Laws" means any and all federal,  state, local or municipal laws, regulations, ordinances, rules, orders, guidelines, policies or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common law) concerning air, water, solid waste, Hazardous Materials (including, but not limited to, the transfer of facilities involved in the generation, storage, handling, transportation and/or disposal of Hazardous Materials), worker and community right-to-know, hazard communication, noise, radioactive material, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental, health and safety, as in effect as of the Closing Date or any time prior to the Closing Date. Such laws include, but are not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Clean Water Act, the Clean Air Act, the Safe Drinking Water Act, and laws relating to the regulation or permitting of storm water drainage, and any laws relating to Seller's present operations, all as amended and effective on the date hereof, and including subsequent amendments thereto and the regulations, rules, orders and policy statements promulgated or issued thereunder. Environmental Laws also include any or all environmental permits, approvals, consents, stipulations, licenses, registrations, certificates and authorizations which are required by law, ordinance or regulation and any and all environmental regulatory compliance requirements applicable to Seller or any predecessor(s) in interest as in effect at or prior to the Closing Date.

                    (3) "Hazardous  Materials"  means any  petroleum,  petroleum products, fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment, or as otherwise defined and regulated by Environmental Laws.

                    (4) "Notice" means any summons, citation,  directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter or any other written or oral communication from the United States Environmental Protection Agency, the Texas Department of Environmental Quality, or any other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which may result in the Release of any Hazardous Material into the environment, including the surface water, groundwater, soil, air or other environmental media, or other violation or alleged violation of Environmental Laws and shall expressly include the imposition of any lien pursuant to any federal, state or local environmental laws, ordinances or regulations.

                    (4) "Release" means releasing,  spilling,  leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, migrating, seeping, infiltrating, draining or dumping. This term shall be interpreted to include both the present and past tense, as appropriate and "Threatened Release", all as further defined by any Environmental Law.

                    (5) "Site Remediation Measures" means any efforts of federal, state or local government, Seller and Ellis, their contractors, subcontractors, or agents, which are made, designed, initiated, or maintained to ensure that Environmental Conditions are consistent with Environmental Laws, and may include, without limitation, investigation, site monitoring, containment, clean-up, transport, removal, disposal, restoration and other remedial efforts of any kind.

          (b) Environmental Representations and Warranties. Seller and Ellis agree, represent and warrant to Buyer:

                    (1) Compliance. Seller and Ellis have been and are in compliance with, and have no liability or obligation arising under, the Environmental Laws, and neither Seller nor Ellis has received any Notice from any applicable governmental agency seeking any information or alleging any violation of such Environmental Laws. No Site Remediation Measure is necessary for any business conducted by Seller or Ellis or the Premises, nor are there any Environmental Conditions on the Premises. No capital improvements, alterations or repairs to any facility owned, leased or operated by Seller or Ellis are necessary or required to bring such facility into compliance with all Environmental Laws now in effect.

                    (2) Hazardous  Materials/Underground Tanks. Seller and Ellis
               have not caused or permitted any use of the Premises to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Materials or solid waste, except in compliance with all Environmental Laws, and have not caused or permitted and have no knowledge of the Release of any such Hazardous Materials on-site or off-site of the Premises, except in compliance with all Environmental Laws. All plants, buildings or structures owned, leased or used by Seller and Ellis and all principal items, machinery and equipment used in the business conducted by Seller and Ellis comply with all applicable Environmental Laws. The Premises do not contain any asbestos or other Hazardous Materials, and no such materials are located on, in or under the Premises. Any and all underground and aboveground tanks at the Premises are in compliance with any and all
               Environmental Laws, and such Environmental Laws do not mandate the removal or retrofitting of such tanks for a period of five
               (5) years after the Closing. The removal of any tank by Seller has been carried out in compliance with all applicable Environmental Laws. No condition, circumstance, or set of facts constitutes a significant hazard to health, safety, property or the environment for which Seller or Ellis is or may be liable. Neither Seller nor Ellis has directly or indirectly, disposed of Hazardous Materials or solid waste off-site in a manner that gives rise to or creates an Environmental Condition or violates any Environmental Law.

                    (3) There are no outstanding or threatened actions,  claims, proceedings, determinations or judgments by any party, including but not limited to any governmental authority, whether federal, state, local or any agency thereof, against or involving Seller or Ellis in any manner arising under the Environmental Laws or alleging or involving personal injury or damage as a result of a violation of any Environmental Law or otherwise involving Environmental Conditions.

                    (4) Seller and Ellis and  predecessor(s)  in interest,  have complied with all notice, record keeping and reporting requirements imposed by any governmental authority and any informational requests or demands arising under any Environmental Laws. Neither Seller nor Ellis is liable for any penalties, fines, or forfeitures or is subject to any restrictions on the conduct of its business for failure to comply with any of the foregoing.

                    (5) Exhibit 3.1.32  describes the  Environmental  Conditions known to Seller with respect to the Premises on which the Business is operated. Seller agrees to remediate the Environmental Conditions affecting the Premises, as provided in
               Section 3.2.19.

               3.1.33 Financial Statements. Attached hereto as Exhibit 3.1.33 are the following financial statements (collectively the "Financial Statements") of the Seller: (i) unaudited consolidating balance sheets and statements of income as of and for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 (the "Most Recent Financial Statements") and the unaudited, consolidated balance sheets, statements of income for the two month period ended February 28, 1999 (the "Most Recent Fiscal Month End") for Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are correct and complete, and are consistent with the books and records of Seller (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

               3.1.34 Year 2000 Compliance. The computer programs and software included in the Assets either (i) collectively recognize, calculate, sort, store, display and/or process dates outside of the range of 1900-1999, including the Year 2000 and beyond, correctly recognize that the Year 2000 is a leap year and correctly handle all date calculations involving the date February 29, 2000; or (ii) if such computers fail to meet the conditions described in clause (i), such failure will not have a material adverse effect on the Business or the Assets.

               3.1.35 Disclosure. The representations and warranties contained in this Section 3.1 (including any matters disclosed in any Exhibit) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 3.1 not misleading.

     3.2 Covenants. Seller and Ellis covenant and agree with Buyer as follows:

               3.2.1 Additional Documents. From time to time after the date hereof, at Buyer's request and without further consideration, Seller shall execute and deliver such other instruments of conveyance, assignment and transfer, execute such other and further documents, and take such other action as Buyer reasonably may require to more effectively convey, transfer to and vest in Buyer and to put Buyer in possession of the Assets.

               3.2.2 Unemployment Tax Certificate. Seller represents that the State of Texas does not issue unemployment tax certificates. Seller will pay all unemployment tax due through the Closing Date and, thereafter, as required by law with respect to persons employed by Seller.

               3.2.3 Filing of Final Tax Returns. Seller shall timely file all Tax Returns and reports and make all payments and deposits for Taxes, interest and penalties with respect to periods through and including the Closing. Seller's obligation to pay any penalties or interest shall survive the Closing of this Agreement. Except as provided herein, Buyer shall have no obligation or Liability for the Tax payments, interest or penalties resulting from Seller's activities prior to the Closing, and Buyer does not assume any Liability for unpaid Taxes, interest and penalties. Seller shall promptly notify Buyer of any additional Tax, interest or penalties due. Except for the prorations described below, in the event Buyer is liable for any Tax payment or Tax Liability of Seller or Ellis, including, without limitation, penalties or interest, Seller and Ellis, jointly and severally, agree to pay Buyer such amounts, upon demand, and Buyer, at its option, shall have the right to reduce the amount of the Purchase Price by the amount of any such Liability. Buyer and Seller agree that any personal property taxes assessed as of January 1, 1999 with respect to the Assets will be borne soley by Seller.

               3.2.4 Termination of Employees. Seller shall, prior to the Closing, give notice to all of Seller's employees whom Seller desires to terminate that their employment with Seller is terminated effective as of the Closing Date. Along with notice of termination, Seller shall pay all employees wages through the Closing Date. Seller shall deliver to all such employees, when available, federal and Texas W-2 forms. Buyer shall have the right, but not the obligation, to rehire each of Seller's employees and Buyer desires to hire, and Seller shall use its best efforts to assist Buyer in hiring any of Seller's employees Buyer elects to hire.

               3.2.5 Non-Disclosure. After the date hereof, Seller and any Persons or entities directly or indirectly related to, controlling or controlled by Seller shall not disclose, and shall use their best efforts to cause their officers, directors, employees and agents not to disclose, or use for any purpose, any confidential or proprietary information with respect to the Business as engaged in by Seller or Buyer, including, without limitation, customer lists, delivery routes and schedules, and the contents, terms and existence of this Agreement, other than information which can be shown to be obtainable through publicly available sources.

               3.2.6 Seller's Name. Following Closing Date, Seller shall take all actions necessary under Texas law to dissolve, liquidate, and wind up the business of Seller as consistent with Code ss.ss. 368(a)(1)(c) and 368(a)(2)(c), including paying all necessary fees with the Texas Secretary of State and publishing all required notices, and filing any articles of dissolution or liquidation that may be required under the laws of the State of Texas.

               3.2.7 Franchise Tax Certificate. Within 30 days of, but not later than, the Closing Date, Seller shall supply Buyer with a franchise tax certificate indicating that all franchise taxes have been paid through the Closing Date.

               3.2.8 Intellectual Property. Seller agrees to execute, deliver to Buyer and file with any appropriate governmental agency, any patent, tradename, trademark, servicemark, copyright, or other application necessary or desirable to protect Buyer's interest in any patents, tradenames, trademarks, servicemarks or copyrights or which may be subject to protection through the filing of any such application.

               3.2.9 Assignment of License and Permits. To the extent any license, permit, approval or authorization that is necessary to continue or conduct the Business as it is presently conducted is transferable, Seller shall cause such license, permit, authorization or approval to be transferred to Buyer and Seller hereby assigns all such licenses, permits, authorizations and approvals to Buyer.

               3.2.10 Maintenance of Contracts. Seller, until the Closing Date, shall maintain in force and effect all of the Assigned Contracts and shall not commit any default or breach thereof and, in the event any default or breach should occur, shall have fully cured and remedied such breach or default on or before the Closing Date.

               3.2.11 Maintenance of Assets in Business. Seller shall continue to maintain and service the Assets used in the conduct of the Business in a manner at least as good as has been consistent with past practice and shall take any and all action necessary to maintain and preserve the Assets and to carry on the Business as it is presently conducted. Seller shall not make any material changes, modifications or enhancements in or to any of the Assets or purchase additional Assets, except as to which Buyer may specifically consent in each instance in writing. Seller shall continue to conduct the Business in the ordinary course in a manner consistent with past practice. Seller shall use its best efforts to maintain and conduct the Business in a manner consistent with the terms and conditions of this Agreement.

               3.2.12 Compliance With Law. Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Business and to the Seller's operations, assets, properties and prospects.

               3.2.13 Update and Completion of Exhibits. Seller shall promptly update any schedule or exhibit attached to this Agreement in the event any change occurs which would make such schedule or exhibit no longer correct as of the date delivered. Any update shall not modify, amend or supplement the representations and warranties of Seller, unless Buyer has consented to such modification in writing. The Exhibits attached hereto are part of this Agreement. In the event the parties execute this Agreement without fully completing all Exhibits, Seller agrees to promptly complete the Exhibits. Buyer's obligation to perform hereunder is subject to its review and approval of each Exhibit, including any Exhibit furnished after execution of this Agreement or any amendment or supplement to an Exhibit. Buyer shall have not less than seven business days to approve any Exhibit or amendment or supplement to an Exhibit.

               3.2.14 No Further Negotiations. Until the Closing Date, Seller agrees not to, directly or indirectly, negotiate with any other Person or entity with respect to the purchase of all or a portion of the Business, its Assets or to transfer, mortgage or encumber or otherwise deal with any of the Assets except other than in the ordinary course of business in a manner consistent with past practice. Seller shall not provide any confidential information concerning the Business or the Assets to any third party other than in the ordinary course of business, and then only pursuant to a confidentiality, non-disclosure, non-use agreement in a form acceptable in substance to Buyer.

               3.2.15 Access. Seller shall give Buyer's officers, employees, counsel, agents and accountants access to and the right to inspect during normal business hours Seller's premises and all properties, assets, records, contracts and other documents relating to the Business or the Assets or the Assumed Liabilities or any of these. Seller shall furnish Buyer copies of any and all documents, reports and information with respect to the conduct of the Business, including Seller's financial statements and gross receipts records and shall permit Buyer and its agents to inspect and make copies of the same. Buyer agrees to keep all such information confidential.

               3.2.16 Customer and Account Relations. Mr. Ellis will use his best good faith efforts to introduce Buyer and its representatives to all key Seller customer account representatives including K-Mart, Georgia Pacific, International Paper and any other key customers designated by Buyer as a key account prior to Closing and consistent with the Consulting Agreement attached hereto as Exhibit 6.4.

               3.2.17 Payment of Taxes. Seller and Ellis shall be jointly and severally liable for, and shall promptly pay any penalties and interest imposed on the Business or its Assets due to a failure of Seller or Ellis to pay timely any taxes or tax assessment. Seller acknowledges that Buyer does not assume or agree to pay any unpaid taxes, interest or penalties.

               3.2.18 Tax Withholding Agreement. At Buyer's request, Seller and Buyer will, at the Closing, enter into a successor/predecessor tax withholding agreement pursuant to Rev. Proc. 96-60, 1996-53 I.R.B. 24, in form and substance acceptable to Buyer with respect to any employees of Seller who are reemployed by Buyer.

               3.2.19 Environmental Conditions. Seller, at its sole cost and expense, shall pay for all costs of remediating any Environmental Condition (as such term is defined in Section

3.1.32) including, without limitation, any Environmental Condition identified by Garner Environmental Services, Inc. ("Garner") and any Environmental Condition described in Exhibit 3.1.32, that may exist on any property on which the Business is located, as of the Closing Date, and Seller shall cause such condition to be remediated to comply with any applicable Environmental Laws. Seller, at its own expense, shall also carry out any remediation measures recommended by Garner.

               3.2.20 Payroll. Seller shall pay all payroll and payroll taxes and compensation due its Employees through the payroll period ending March 15, 1999, including any amounts due with respect to unemployment compensation. Seller may make such payments by retaining Buyer as Seller's Agent to make such payroll disbursements; provided that it shall be Seller's obligation to provide sufficient funds to Buyer to pay all such amounts, and Buyer does not assume any obligation to pay Seller's payroll, payroll taxes or unemployment.

               3.2.21 Intentionally Left Blank.

               3.2.22  Change of Name.  Immediately  following the Closing Date,
ADS and AWS shall change their names and amend their certificates of incorporation to reflect a new name that is acceptable to Buyer and does not contain the names "Action" or "Ellis."

               3.2.23 Officer's Certificate. Seller's Chief Executive Officer shall execute and deliver on the Closing Date a Certificate (substantially in the form set forth in Exhibit 3.2.21) attesting that:

               (a) All Seller's representations and warranties are true and correct as of the Closing Date;

               (b) No liabilities exist which affect the Assets which Seller has not disclosed to Buyer;

               (c) After reasonable investigation and inquiry, Seller's Chief Executive Officer certifies that matters set forth in Section 3.1.17, 3.1.20 and
3.1.35 of this Agreement are true and correct; and

               (d) Seller has taken all necessary shareholder and corporate action to authorize the execution, delivery and performance of the transactions contemplated by this Agreement.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     4.1 Representations and Warranties. Buyer represents and warrants to Seller as follows:

               4.1.1 Organization; Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Buyer has all requisite power and authority to carry on its business as it is now conducted.

               4.1.2 Corporate Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and the other documents and instruments executed by Buyer in connection herewith and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents and instruments executed by Buyer in connection herewith and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized and no further corporate action is necessary in connection therewith. This Agreement and the other documents and instruments executed by Buyer in connection herewith constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

               4.1.3 No Violation. To the best of Buyer's Knowledge, neither the execution and delivery of this Agreement by Buyer or of the other documents and instruments executed by Buyer in connection herewith, nor the performance by Buyer of its obligations hereunder and thereunder, will (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) violate, be in conflict with or constitute a default under, or permit the termination of, any agreement to which Buyer is a party; or (iii) violate any statute, law, regulation, rule, judgment, decree or order to which Buyer is subject.

               4.1.4 Brokers.  All negotiations  relative to this Agreement have been carried on by Buyer and its legal counsel directly, without the intervention of any agent, finder or broker, and no finder's or broker's fee or commission is payable to any Person as a result of Buyer's action with respect to the transactions contemplated hereby.

               4.1.5 Shares Received. The Knight Shares received by Seller or its shareholders (collectively the "Seller Stockholders") will not be restricted in any manner other than such shares shall be sold only in accordance with the Securities and Exchange Act Rule 144, to the extent applicable, and shall comply with all other restrictions on sale imposed by applicable state or federal securities laws. The Knight Shares received by Seller Stockholders will not be registered with the Securities and Exchange Commission; provided, however, Seller Stockholders shall be afforded registration rights, on a pro rata basis with any other selling shareholders, at Buyer or Knight's expense (exclusive of any underwriter's discount or commission, which shall be borne by Seller Stockholders), subject to any underwriter cutbacks or other limitations, as more particularly described in the Registration Rights Agreement attached hereto as
Exhibit 4.1.5.

5. CLOSING

     5.1 Closing. The consummation of the transactions contemplated hereby (the "Closing") shall occur at the offices of McLean & Sanders, 100 Main Street, Fort Worth, Texas, on or before March 15,1999, at 3:00 p.m. (the "Closing Date"), unless Buyer and Seller mutually agree to a different date.

     5.2 Seller's Deliveries at Closing. At the Closing, Seller shall deliver the following to Buyer:

          (a) The Bill of Sale and Assignment and Assumption of Leases, Contracts and Rights attached hereto as Exhibits 5.2(a) and 5.2(b) and such other duly executed bills of sale, certificates of title, instruments of assignment, transfer and conveyance and other documents containing appropriate warranties of title as may be necessary, as determined by counsel to Buyer, to vest fully in Buyer good and marketable title to and rightful possession of all of the Assets, free and clear of any and all liabilities and Liens;

          (b) All records, or copies thereof, of documents necessary or appropriate for Buyer's use of the Assets and the conduct of the Business, including, but not limited to, customer lists, lists of suppliers, sales records, credit information, accounts receivable, service and repair records relating to assets, and employee records pertaining to Seller's employees;

          (c) A certificate of the Secretary of Seller attesting to the adoption by Seller's Board of Directors and shareholders of resolutions, which are in force and effect, authorizing the execution and delivery of this Agreement by Seller, and the performance of Seller's obligations hereunder;

          (d) Seller's Plan of Reorganization, which document may be delivered within 30 days after the Closing Date.

          (e) Articles of Amendment to Seller's Certificate of Incorporation changing Seller's name, and as to resolutions of Seller's Board of Directors and shareholders authorizing the dissolution, liquidation, and winding up of business of Seller, which document may be delivered within 30 days after the Closing Date

          (f)  True  and  complete   copies  of  the  Seller's   Certificate  of
Incorporation and bylaws.

          (g) A current Certificate of Good Standing for Seller issued by the Texas Comptroller of Public Accounts and a Certificate of Existence from the Texas Secretary of State;

          (h) A fully executed copy of the Successor/Predecessor Tax Withholding Agreement described in Section 3.2.18 an attached hereto as Exhibit 5.2(h);

          (i) A fully executed copy of the Registration Rights Agreement attached hereto as Exhibit 4.1.5;

          (j) A fully executed copy of the Bobby R. Ellis Consulting Agreement attached hereto as Exhibit 6.3;

          (k) Seller's landlord shall have executed and delivered the Lease Agreement attached hereto as Exhibit 6.4;

          (l) A fully  executed  copy of the Officers  Certificate  described in
Section 3.2.21.

          (m) An opinion of Seller's counsel in a form acceptable to Buyer; and

          (n) Such other documents, instruments and certificates as Buyer shall reasonably request, or as may be requested under this Agreement.

     5.3 Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver the following to Seller:

          (a) Payment of the Stock  Consideration  provided in Sections  2.6 and
2.7 hereof, adjusted for any reductions or setoffs permitted by this Agreement.

          (b) A certificate of the Secretary of Buyer attesting to the adoption of resolutions by Buyer's Board of Directors and shareholders, which are in force and effect authorizing the execution and delivery of this Agreement and the performance of Buyer's obligations hereunder;

          (c) A fully executed copy of the Registration Rights Agreement attached hereto as Exhibit 4.1.5;

          (d) A fully executed copy of the Bobby R. Ellis Consulting Agreement attached hereto as Exhibit 6.4;

          (e) The Buyer's Officers Certificate set forth in Exhibit 5.3(f);

          (f) An opinion of Buyer's counsel in a form acceptable to Seller; and

          (g) Such other documents, instruments and certificates as Seller shall reasonably request.

6. CONDITIONS TO CLOSING.

     6.1 Conditions to Buyer's Obligation. Buyer's obligation to close and to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, unless Buyer elects to waive in writing, any of such conditions. The conditions shall be solely for the benefit of Buyer.

          6.1.1 Representations and Warranties True. All representations and warranties of Seller set forth herein shall be true as of the date hereof and as of the Closing Date except with respect to those items set forth in the Disclosure Statement, as to each of which, Buyer shall have approved in writing on or before the Closing Date.

          6.1.2 Compliance With Covenants. Seller shall have performed and complied with all agreements and covenants set forth herein and shall not be in breach of any agreement or covenant set forth herein.

          6.1.3 No Legal Proceedings. On the Closing Date, except as described in Exhibit 3.1.9, no suit, action, proceeding or other matter shall be pending or threatened before any court, agency, arbitrator, regulatory body or other authority which could, if determined adversely to Seller, have a materially adverse effect upon the Business or Assets or Buyer's ability to realize the benefits of this Agreement. No proceeding (whether legal, equitable, administrative or otherwise) concerning the Assets or the Business or any other matter material to Seller shall be pending or threatened. No voluntary or involuntary bankruptcy petition shall have been filed against Seller or any receiver appointed or requested to be appointed.

          6.1.4 Corporate Approvals. Seller shall have obtained all necessary corporate approvals and authority, including, but not limited to, the consent approval of any shareholders in order to consummate the transactions contemplated hereby.

          6.1.5 No Change In Business or Capital Structure. There shall have been no change in the business, operations, assets, properties or prospects of the Business, nor shall there be pending or threatened any change which would, if resolved adversely to Seller, have a materially adverse effect on the Business or the Assets or the ability of Seller to continue to conduct the Business as it has previously been conducted. Prior to the Closing Date, Seller will not issue any additional capital instruments, including, but not limited to, shares of stock, except those under stock options, if any, presently issued and outstanding.

          6.1.6 No Change In Liabilities. There shall have been no increase in the Assumed Liabilities. For this purpose a change in the Assumed Liabilities is "material" if it, alone or combined with any other changes or adjustments contemplated by Section 2.6 or any other provision of this Agreement, equals or exceeds $50,000.

          6.1.7 Consulting Agreement. Buyer shall have entered into a consulting agreement with Bobby R. Ellis and any other employee of Seller that Buyer has designated as of the Closing Date as a key employee.

          6.1.8 Consents and Approvals. Seller shall have obtained any third party consents or approvals which may be necessary to convey and transfer to Buyer the Assets and the Business, including, but not limited to, any consent necessary for Seller to convey to Buyer the Assigned Contracts.

          6.1.9 No Defaults. Buyer shall not be in default under any of the Assigned Contracts and no event shall have occurred which, with either the passage of time or the giving of notice or both, would constitute default under any of the Assigned Contracts.

          6.1.10 No Dissenter's Rights. None of Seller's shareholders shall have exercised any dissenters rights or rights of appraisal and not less than ninety percent (90%) of Seller's shareholders shall have voted to approve the transactions evidenced by this Agreement.

          6.1.11 Deliveries. Buyer shall have tendered as of the Closing Date all deliveries required hereunder.

          6.1.12 Seller's landlord, Mertz, Inc., as of the Closing Date, shall have executed and delivered to Buyer a new real estate lease in a form acceptable to Buyer.

          6.1.13 Satisfaction of Buyer with Customer Relations. Buyer is satisfied with its ability to succeed to the representation of those accounts designated in and pursuant to Section 2.2.16.

     6.2 Seller's Conditions to Closing. As a condition to Seller's obligation to close, the following conditions shall have been met as of the Closing Date or waived in writing by Seller:

          6.2.1 Compliance With Covenants. Buyer shall have performed all covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date.

          6.2.2   Representations   and  Warranties.   All  representations  and
warranties of Buyer shall be true as of the Closing Date.

          6.2.3 Corporate Approvals. Buyer shall have obtained all necessary corporate authorizations and approvals necessary to execute and delivery this Agreement and to consummate the transactions contemplated hereby.

          6.2.4 Deliveries. Seller shall tender as of the Closing Date each of the documents and the consideration required to be tendered as of such date pursuant to the terms and conditions of this Agreement.

     6.3 Ellis as Consultant. At the Closing Date, Buyer will retain Mr. Ellis as a senior marketing consultant and Buyer and Ellis will execute and deliver the consulting agreement attached hereto as Exhibit 6.3..

     6.4 Lease. Seller and Ellis shall use their best good faith efforts to cause Seller's current Landlord ("Landlord") on or before the Closing Date to execute and deliver to Buyer a written lease substantially in the form attached hereto as Exhibit 6.4, pursuant to which Buyer may lease the real property on which Seller's business is presently located for a term of not less than three
(3) years at a initial monthly rental of $5,000 per month (the "Lease"). Buyer's and Landlord's execution and delivery of such lease in a form acceptable to Buyer shall be a condition precedent to Buyer's obligation to close hereunder.

     6.5 Exclusivity. Prior to the termination of this Agreement, Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

7. INDEMNIFICATION

     7.1 Indemnification by Seller and Ellis. Subject to the other provisions of this Article 7, Seller and Ellis, jointly and severally, shall save, indemnify, defend and hold harmless Knight, Buyer and their Affiliates and their respective partners, members, principals, employees, directors, officers, stockholders, representatives and agents (collectively, the "Buyer Group") from and against, and pay or reimburse, as the case may be, the Buyer Group, and each of them, for, any and all Damages, as incurred, suffered by Buyer or any other member of the Buyer Group based upon, arising out of or otherwise in any way relating to or in respect of:

          7.1.1 the failure of any of the representations and warranties of Seller or Ellis contained in Article 3 or in any other documents executed and delivered in connection with this Agreement to have been true and correct as of the date hereof and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were expressly made as of a specified date the same shall apply only to the failure of such representations and warranties to be true and correct as of such specified date;

          7.1.2 any breach or violation of any covenant or agreement of Seller and Ellis contained herein or in any certificate or other document delivered pursuant hereto, including, without limitation, any environmental representation, warranty or covenant;

          7.1.3 the Retained Liabilities (including, without limitation, any Liability which is not an Assumed Liability that may become a Liability of Buyer by statute, regulation, common law or otherwise and the failure by Seller or Ellis to pay, perform or otherwise discharge any Retained Liabilities in accordance with their terms); or

          7.1.4 the enforcement by the Buyer Group of their rights to be indemnified, defended and held harmless under this Agreement.

     7.2  Indemnification  by Buyer.  Subject  to the other  provisions  of this
Article 7, Buyer  shall save,  indemnify,  defend and hold  harmless  Seller and
Ellis and their respective employees, directors, officers, stockholders, representatives and agents (collectively, the "Seller Group") from and against, and pay or reimburse, as the case may be, Seller Group for, any and all Damages, as incurred, suffered by Seller or any other member of Seller Group based upon, arising out of or otherwise in any way relating to or in respect of:

          7.2.1 the failure of any of the representations and warranties of Buyer contained in Article 4 or in any other Operative Document to have been true and correct as of the date hereof and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were expressly made as of a specified date the same shall apply only to the failure of such representations and warranties to be true and correct as of such specified date;

          7.2.2 any breach or violation of any covenant or agreement of Buyer contained herein or in any certificate or other document delivered pursuant hereto;

          7.2.3 the Assumed Liabilities (including, without limitation, the failure by Buyer to pay, perform or otherwise discharge any Assumed Liabilities in accordance with their terms); or

          7.2.4  the   enforcement  by  Seller  Group  of  their  rights  to  be
indemnified, defended and held harmless under this Agreement.

     7.3 Procedures for Indemnification.

          7.3.1 If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement or an Affiliate thereto (a "Third-Party Claim") as to which a party (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing of the Third-Party Claim (and specifying in reasonable detail the factual basis for the Third-Party Claim and to the extent known, the amount of the Third-Party

Claim) within a reasonable period of time after becoming aware of such Third-Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          7.3.2 If a Third-Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled, within 30 days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third-Party Claim, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, provided that, if in any Indemnitee's reasonable judgment based on advice of counsel a conflict of interest exists in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party; provided, further, that the Indemnifying Party shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee if it does not expressly elect to assume the defense of any Third-Party Claim within the 30-day period specified above (including acknowledging its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third-Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third-Party Claim, as may be reasonably requested by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereto). If the Indemnifying Party chooses to defend a Third-Party Claim, all the Indemnitees shall reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party). If the Indemnifying Party does not elect to assume control of the defense of any Third-Party Claim within the 30-day period set forth above, the Indemnitee shall have the right to undertake the defense of the Third-Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party, at its expense, to assume the defense of the Third-Party Claim at any time prior to final determination thereof by notifying the Indemnitee in writing of its election to so assume the defense of such Third-Party Claim and unconditionally and irrevocably acknowledging in writing its obligation to indemnify the Indemnitee therefor.

          7.3.3 If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third-Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages (whether through settlement or otherwise) in connection with such Third-Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Liability in connection with such Third-Party Claim; provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge (i) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or
(ii) that, in the reasonable opinion of the Indemnitee would otherwise adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

          7.3.4 Any claim on account of Damages which does not involve a Third-Party Claim shall be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. If the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 45-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party does not notify the Indemnitee prior to the expiration of a 45-calendar-day period following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Agreement, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. During such 45-calendar-day period, the Indemnifying Party shall be entitled to make any investigation of such claim that the Indemnifying Party deems reasonably necessary or desirable and, in connection with such investigation, the Indemnitee agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnitee to substantiate such claim. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 90th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under applicable Law.

     7.4 Certain Limitations.

          7.4.1 No loss, Liability, damage or deficiency shall constitute Damages to any party to the extent of any insurance proceeds actually received by such party with respect to such loss, Liability, damage or deficiency (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

          7.4.2 No monetary amount shall be payable by Seller or Ellis, on the one hand, or Buyer, on the other hand, to any member of the Buyer Group or Seller Group, respectively, with respect to the indemnification of any claims pursuant to Section 7.1.1 or Section 7.2.1, as the case may be (other than with respect to Seller's representation and warranty contained in Section 3.1.19 which shall not be subject to any limitation) until the aggregate amount of Damages actually incurred by the Buyer Group or Seller Group, as the case may be, with respect to such claims shall equal or exceed on a cumulative basis $50,000 (but this provision shall not limit Seller's obligation to remediate any Environmental Condition, as required by Sections 3.1.32 and 3.2.19 (the
"Threshold"), in which event Seller and Ellis, or Buyer, as the case may be, shall be responsible for all amounts, in excess of the Threshold. Claims made pursuant to the representations and warranties contained in or made pursuant to
Section 3.1.19 will not be subject to the Threshold.

          7.4.3 Seller and Ellis shall have no liability under this Article 7 with respect to a breach of a representation or warranty, any noncompliance with or nonperformance of an agreement, obligation or covenant of Seller or Ellis under this Agreement, to the extent that Buyer has effected any adjustment to the Purchase Price under Section 2.6 with respect to such breach, noncompliance or nonperformance with the intent of the parties being to avoid double recovery by Buyer or Buyer's Affiliates for such items of Damages.

          7.5 Termination of Indemnification Obligations. The obligations of each party to indemnify, defend and hold harmless the other party and other Indemnitees (i) pursuant to Sections 7.1.1 and 7.2.1 shall terminate when the applicable representation or warranty expires pursuant to the terms of this Agreement, and (ii) pursuant to Sections 7.1.2, 7.1.3 and 7.1.4 and Sections 7.2.2, 7.2.3 and 7.2.1 shall continue without time limitation and shall not terminate at any time; provided, however, that as to clause (i) above, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which the Indemnitee shall have, before the expiration of the applicable period, made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

          7.6 Other Matters.

          7.6.1 The parties  acknowledge and agree that,  except as set forth in
Article 8 and for claims of fraud or similar claims, the sole and exclusive remedy with respect to any and all claims for indemnification relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7; provided, however, that nothing in this
Section 7.6.1 shall limit rights or remedies expressly provided for in this Agreement or any other Operative

Document or rights or remedies which, as a matter of applicable Law or public policy, cannot be limited or waived.

          7.6.2 In the event of payment in full by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          7.6.3 The right to indemnification, payment of Damages or other remedy based upon breach of representations, warranties, covenants, agreements or obligations will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation.

          7.6.4 The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, agreements and obligations.

8. COVENANTS NOT TO COMPETE

     8.1 From the Closing Date, and for five (5) years after such date, Ellis, Seller, its shareholders (individually and jointly), and any Person or entity indirectly or directly controlled by, related to, or affiliated with the foregoing entities or Persons, shall not engage in the business of providing transportation services, including, but not limited to, trucking and hauling services ("Transportation Services") in the United States (the "Excluded Zone").

     8.2 For purposes of this Agreement, Ellis, Seller and its shareholders shall be deemed to have breached their respective covenants not to compete if, during such five (5) year period and in the Excluded Zone specified in section
8.1 above, any of them, directly or indirectly:

          (a) Performs or causes any other Person or entity to perform Transportation Services for any Person or entity in the Excluded Zone;

          (b) Canvasses, solicits, or accepts or causes any other Person or entity to canvass, solicit, or accept any Transportation Services business from any Person or entity located in the Excluded Zone;

          (c) Grants to any Person the right to solicit Transportation Services business of any kind or nature whatsoever from any Person or entity located in the Excluded Zone;

          (d) Requests or advises or causes any other Person to request or advise any past, present, then present or prospective customer of Seller or Buyer ("Customer") to withdraw, curtail, or cancel their business with Buyer;

          (e) Discloses to any other Person the name of any Customer for purposes of competing with the Transportation Services business of Buyer;

          (f) Engages or causes any other Person to engage in the Transportation Services business within the Excluded Zone or establishes an office or causes any other Person to establish an office within the Excluded Zone for the purpose of engaging in the Transportation Services business;

          (g) Fails to take all action reasonably necessary to enforce, at Buyer's request and expense, any and all provisions (which shall survive the date of this Agreement) of any noncompete or confidentiality agreement which Seller has entered into with respect to any employees, agents, or others of the foregoing.

          (h) Discloses to any other Person any information related to the Assets and the Transportation Services, which information Seller agrees is proprietary and confidential.

     8.3 Seller and Ellis agree that all information concerning the Business and the Assets is confidential and proprietary and Seller and Ellis agree not to disclose such information to any third party without obtaining Buyer's prior written consent, which consent may be withheld for any reason. Seller and Ellis agree that such proprietary and confidential information includes, but is not limited to, Seller's customers, and any lists of customers or prospective customers who may have need for Transportation Services; Seller and Ellis acknowledge that all such information constitutes trade secrets of Buyer.

     8.4 The covenants set forth in this Section are intended by each of the parties to be enforceable in all respects. The duration and geographic scope of the covenants not to compete have been established by the parties after arms' length negotiations and Buyer, Seller and Ellis agree that such covenants are reasonable as to duration and geographic scope. Seller and Ellis waive any right they may have to challenge in a court of law or otherwise the enforceability or reasonableness of such covenants. Seller and Ellis agree that such covenants are essential and necessary for Buyer to protect the Assets and the Business it is purchasing and acquiring from Seller. In the event any court of competent jurisdiction should find any provision of such covenants unenforceable in whole or part by reason of the duration of such covenants, the geographic scope of such covenants, or otherwise, Buyer, Seller and Ellis agree that such covenants shall be reformed by the court in a manner that provides Buyer with the greatest protection from competition by Seller and Ellis consistent with law. Seller and Ellis agree that the Stock Consideration paid pursuant to this Agreement is full and adequate consideration for the covenants set forth in this Agreement.

     8.5 In the event  Seller or Ellis  should  breach  the  provisions  of this
Article 8, the parties agree that Buyer will suffer irreparable harm, that damages will not provide an adequate remedy, and that any actual damages may be difficult or impossible to calculate. Accordingly, the parties agree that in the event of a breach of the covenants of this Article 8, Buyer shall be entitled to liquidated damages in the amount of 100% of the gross billings for the greater period of (i) three (3) full years, or (ii) the remainder of said five (5) year noncompete period, for each Customer or other Persons or entity with whom this
Article 8 is intended to prohibit Seller from engaging in business. In addition, Buyer shall be entitled to injunctive relief restraining any party violating the provisions of this Article 8 from violating any of the terms of this Agreement. For this purpose, the parties agree that any action to enforce this Agreement may be brought in the Superior Court or the United States District Court in Maricopa County, Arizona and Seller and Ellis consent to the jurisdiction of such court. Buyer's remedies hereunder shall be cumulative and nothing in this Agreement shall prohibit Buyer from pursuing any other remedies available to it at law or in equity.

9. TERMINATION.

     9.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          9.1.1 Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          9.1.2 Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing Date (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          9.1.3 Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing Date (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or
(B) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

10. CONFIDENTIALITY.

     Each of the parties agree that this Agreement is confidential and that neither the Agreement nor its terms or conditions will be disclosed in any manner to any other Person. The foregoing sentence to the contrary notwithstanding, a party may (i) disclose this Agreement to his attorney, accountant or banker for appropriate business, tax or legal purposes, (ii) disclose this Agreement if compelled to do so by the order of any court of competent jurisdiction or the order of any state or federal agency, or (iii) disclose this Agreement to obtain the consent of any person to the transfer of the Assets or Business or if disclosure is required, in the opinion of counsel, under the federal securities laws or any other law or regulation. In the event disclosure of this Agreement is to be made under clause (ii) of the preceding sentence, the party making such disclosure shall notify all other parties in writing of the proposed disclosure and the time such disclosure is to be made and furnish a copy of the order compelling such disclosure, and any other party shall have the right to intervene in such proceeding in order to protect the confidentiality of this Agreement.

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations, warranties, covenants and indemnifications provided for in this Agreement shall survive the Closing and shall be unaffected by any investigation, verification, approval or subsequent notice made by or on behalf of any party hereto. For all purposes of this Agreement, any information or statement contained in any exhibit hereto or any document delivered in connection herewith shall be deemed to be a representation and warranty.

12. MISCELLANEOUS.

     12.1 Bulk Sales Law. Seller represents and warrants to Buyer that it is not required to comply with any bulk sales or similar law in Texas. Buyer, at its option, may waive compliance by Seller with the provisions of the Bulk Sales Law adopted by the State of Texas.

     12.2  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original instrument, but all such counterparts shall constitute but one agreement.

     12.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, Federal Express (or any similar courier service), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To Seller:

              Mr. Bobby R. Ellis
              1812 Hillvalley Drive
              Arlington, TX 76013

     with copies to:

              Mr. William Brackett, Esq.
              McLean & Sanders
              100 Main Street
              Ft. Worth, TX 76102

     To Knight or Buyer:

              Mr. Kevin P. Knight
              Chief Executive Officer
              Knight Transportation, Inc.
              5601 West Buckeye Road
              Phoenix, Arizona  85043-4603

     with copies to:

              James E. Brophy, III, Esq.
              Ryley, Carlock & Applewhite
              101 North First Avenue
              Suite 2700
              Phoenix, Arizona  85003-1973

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by telex or Federal Express (or any similar courier service); or (b) three (3) business days after being sent, if sent by registered or certified mail.

     12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party hereto may assign its respective rights or obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void.

     12.5 Execution of Documents. Each party to this Agreement agrees to perform any further acts and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

     12.6 Time of Essence. Time is expressly declared to be of the essence of this Agreement.

     12.7 Severability. If any covenant, condition or other provision herein is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall in no way affect, impair or invalidate any other covenant, condition or other provision herein, and shall be reformed to the full extent permitted by law so as to give maximum effect to the parties' intent in entering into this Agreement. It is the intention and the agreement of the parties to this Agreement that the noncompetition and confidential information provisions set forth in this Agreement be enforceable to the maximum extent permitted by law and, to that end, understand and agree that said provisions may be modified by a court of law to ensure enforceability thereof.

     12.8 Waiver and Amendment. No breach of any provision hereof can be waived unless in writing. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by all parties.

     12.9 Remedies Cumulative. The various rights, options, elections, powers and remedies of a party to this Agreement shall be construed as cumulative, and none of them shall be construed as exclusive of any others, or of any legal or equitable remedy which such party might otherwise have in the event of breach or default of the terms hereof. The exercise of one right or remedy by a party or parties shall not in any way impair the rights to any other right or remedy until all obligations imposed on a party or parties have been fully performed.

     12.10 Entire Agreement This Agreement, including the exhibits and schedules hereto, contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter. All documents identified herein as Exhibits are fully incorporated herein by this reference and constitute a part hereof. The recitals shall constitute part of this Agreement.

     12.11 Attorneys' Fees. The prevailing party in any dispute regarding this Agreement shall be entitled to receive, in addition to any other remedy or award, reasonable attorneys' fees and costs of litigation (including without limitation, expert witness fees and costs, all appellate fees and costs, if any and all other costs of litigation, whether or not recoverable under applicable law), determined in the case of litigation or arbitration by the court or arbitrator and not a jury.

     12.12 Fees and Expenses. Each party to this Agreement will bear its own costs, fees and expenses in connection with the transactions described in this Agreement and the preparation and execution of this Agreement.

     12.13 Terminology. The captions in this Agreement and all exhibits thereto are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall, where appropriate, include all other genders, and the singular shall include the plural and vice versa.

     12.14 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the substantive law of the State of Arizona, without regard to conflicts of law principles.

     12.15 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     12.16 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     12.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     12.18 Construction. The parties hereto acknowledge that each party was represented by legal counsel in connection with this Agreement and that each of them and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, to be effective as of March 13, 1999.


KNIGHT:                               SELLER:

KNIGHT TRANSPORTATION, INC., an       ACTION DELIVERY SERVICE, INC., a
Arizona corporation                   Texas corporation


By: /s/ Kevin P. Knight               By: /s/ Bobby R. Ellis
   -----------------------------         -----------------------------
      Kevin P. Knight,                      Bobby R. Ellis, President
      Chief Executive Officer

                                      ACTION WAREHOUSE SERVICES, INC.,
BUYER:                                a Texas Corporation

KNIGHT ACQUISITION CORPORATION,       By: /s/ Bobby R. Ellis
an Arizona corporation                   -----------------------------
                                             Bobby R. Ellis, President

By: /s/ Kevin P. Knight
   -----------------------------
         Kevin P. Knight
         Chief Executive Officer
                                      ELLIS:


                                      By: /s/ Bobby R. Ellis
                                         -----------------------------
                                           Bobby R. Ellis


                                      By: /s/ Frances R. Ellis
                                         -----------------------------
                                           Frances Ellis, wife of Bobby R. Ellis